Exhibit 12.0


                             WINN-DIXIE STORES, INC.

         COMPUTATION OF CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES
         ---------------------------------------------------------------
                      (Amounts in thousands except ratios)


                                                                                Fiscal Year Ended
                                                         6/26/02          6/27/01          6/28/00        6/30/1999**        6/24/98
                                                         -------          -------          -------        -----------        -------

    Excluding non-recurring charges
    Fixed charges:
      Interest expense                                  $  57,839           52,845           47,088           29,651          28,542
      Capitalized interest                                    642            5,863                -                -               -
      Interest component of rental expense                206,104          226,183          237,990          230,890         210,532
                                                        ---------          -------          -------          -------         -------
         Fixed charges                                  $ 264,585          284,891          285,078          260,541         239,074
                                                        =========          =======         ========          =======         =======


    Earnings:
      Income (loss) from continuing
        operations before taxes                         $ 308,167          124,824         (277,184)         304,358         316,222
      Non-recurring charges                               126,394          147,245          404,969                -          18,100
      Add: Fixed charges                                  264,585          284,891          285,078          260,541         239,074
      Less: Capitalized interest                             (642)          (5,863)               -                -               -
                                                        ---------          -------          -------          -------         -------
         Total earnings                                 $ 698,504          551,097          412,863          564,899         573,396
                                                        =========          =======          =======          =======         =======

    Ratio of earnings to fixed charges:
         Total earnings                                 $ 698,504          551,097          412,863          564,899         573,396
         Fixed charges                                  $ 264,585          284,891          285,078          260,541         239,074
         Ratio                                                2.6              1.9              1.4              2.2             2.4

    As reported
    Fixed charges:
      Interest expense                                  $  57,839           52,845           47,088           29,651          28,542
      Capitalized interest                                    642            5,863                -                -               -
      Interest component of rental expense                206,104          226,183          237,990          230,890         210,532
                                                        ---------          -------          -------          -------         -------
         Fixed charges                                  $ 264,585          284,891          285,078          260,541         239,074
                                                        =========          =======          =======          =======         =======

    Earnings:
      Income (loss) from continuing
        operations before taxes                         $ 308,167          124,824         (277,184)         304,358         316,222
      Add: Fixed charges                                  264,585          284,891          285,078          260,541         239,074
      Less: Capitalized interest                             (642)          (5,863)               -                -               -
                                                        ---------          -------          -------          -------         -------
         Total earnings                                 $ 572,110          403,852            7,894          564,899         555,296
                                                        =========          =======          =======          =======         =======

    Ratio of earnings to fixed charges:
         Total earnings (loss)                          $ 572,110          403,852            7,894          564,899         555,296
         Fixed charges                                  $ 264,585          284,891          285,078          260,541         239,074
         Ratio                                                2.2              1.4                *              2.2             2.3

----------

*For fiscal year ended June 28, 2000, earnings were inadequate to cover fixed charges due to non-recurring charges totaling $405 million relating to the restructuring and other non-recurring charges. The dollar amount of the coverage deficiency for the year ended June 28, 2000 was $302 million.
**53 weeks